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                                                                     EXHIBIT 1.1



                                1,150,000 Shares

                           AMERIHOST PROPERTIES, INC.

                                  Common Stock

                           PLACEMENT AGENCY AGREEMENT





                                                                October __, 1996


Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

                 Amerihost Properties, Inc., a Delaware corporation (the "Company"), proposes to issue and sell (the "Offering") an aggregate of 1,150,000 shares (the "Shares") of common stock, $0.005 par value (the "Common Stock") principally to selected institutional investors (collectively, and together with all other purchasers of the Shares, the "Investors"). The Company desires to engage you as its placement agent (the "Placement Agent") in connection with the Offering. The closing of the Offering shall be conditioned upon the sale of all the Shares.

                 The Company hereby confirms its agreements with the Placement Agent as follows:

                 1. Agreement to Act As Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent, on a best efforts basis, in connection with the issuance and sale by the Company of the Shares to the Investors. On the Closing Date (as defined below), the Company shall pay to the Placement Agent in the aggregate ___% of the gross proceeds received by the Company from the sale of the Shares in the Offering. In addition, on the Closing Date, the Company shall pay to the Placement Agent $________ for non-accountable expenses incurred in connection with the Offering.
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                 2.       Delivery and Payment.  On or prior to the Effective
Date (as defined below), the Company, the Placement Agent and The Chase Manhattan Bank, as escrow agent (the "Escrow Agent"), shall enter into an escrow agreement in customary form mutually acceptable to the Company, the Placement Agent, and the Escrow Agent (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Investors (the "Escrow Account"). The Escrow Agreement will provide that, (i) on or prior to the Closing Date, an amount equal to the price per Share multiplied by the aggregate number of Shares to be purchased by the Investors shall be deposited in the Escrow Account and (ii) on or prior to the Closing Date, the Escrow Agent will notify the Company and the Placement Agent in writing whether an amount equal to the proceeds of the sale of 1,150,000 Shares offered in the Offering (the "Requisite Funds") has been deposited in the Escrow Account. At such time and on such date as may be agreed upon by the Company and the Placement Agent (the "Closing Date"), but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds, the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall inform The Depository Trust Company ("DTC") that the Shares may and shall be delivered to the Investors, which delivery will be made through the facilities of DTC. The closing of the Offering (the "Closing") shall take place at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois, at 10:00 a.m. Chicago time on October __, 1996. All actions taken at the Closing shall be deemed to have occurred simultaneously.

                 3. Registration Statement and Prospectus; Public Offering. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-2 (No. 333-6519), including a preliminary prospectus relating to the Shares, as amended, and has filed with the Commission the Registration Statement (as hereinafter defined) and such amendments thereto as may have been required to the date of this Agreement and will file such additional amendments thereto as may hereafter be required. Copies of such Registration Statement (including all amendments thereto) and of the related preliminary prospectus, as amended, have heretofore been delivered by the Company to you. The Registration Statement described above at the time and on the date it becomes effective (the "Effective Date"), including all exhibits thereto and the documents incorporated by reference therein and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b) and Rule 430A of the Rules as such Registration Statement may from time to time be amended or supplemented pursuant to the Rules is referred to herein as the Registration Statement. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as part of the Registration Statement. The term "Prospectus" means the prospectus relating to the Shares in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules) or the preliminary prospectus forming part of the Registration Statement at the time it was declared effective together with the term sheet permitted under Rule 434(b) and filed with the Commission pursuant to Rule 424(b), as applicable.






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                 4.       Representations and Warranties of the Company.  The
Company represents and warrants to the Placement Agent as follows:

                 4.1 On the Effective Date, the Registration Statement complied and, on the date any post-effective amendment to the Registration Statement shall become effective, the Registration Statement or any amendment or supplement thereto will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of the Prospectus, on the date any amendment or supplement to the Prospectus is filed with the Commission and on the Closing Date, neither the Prospectus nor any amendment thereof or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date that any preliminary prospectus was first filed with the Commission, each preliminary prospectus complied, and, on the date that any amendment or supplement to any preliminary prospectus is filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules), each preliminary prospectus will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules; on the date that any preliminary prospectus was first filed with the Commission, each preliminary prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on the date that any amendment or supplement to any preliminary prospectus is filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules), such preliminary prospectus as amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date that each of the documents incorporated by reference in the Prospectus became effective or was filed with the Commission, as the case may be, such documents complied, in all material respects, with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder; and, on such applicable date, none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company makes no representation or warranty as to information contained in any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof. The Company acknowledges that, for purposes of this Agreement, the statements set forth in the paragraph with respect to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Plan of Distribution" in the Prospectus constitute the only information furnished in writing by the





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         Placement Agent specifically for inclusion in the Registration
         Statement, the Prospectus or any preliminary prospectus.

                 4.2 The financial statements (including all notes and schedules thereto) included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, the consolidated results of operations and, cash flows and, for the fiscal years ended December 31, 1995 and 1996, the consolidated stockholders' equity of the Company at the respective dates and for the respective periods to which they apply, in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and, with regard to the financial information at June 30, 1996 and for the 3 months and 6 months ended June 30, 1995 and 1996, all adjustments necessary for a fair presentation of the results for such periods have been made. The summary financial and statistical information included in the Registration Statement and the Prospectus fairly present the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein.

                 4.3 BDO Seidman, LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

                 4.4 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or real properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases real property) except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise. Except as disclosed in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or real property or conduct any business outside the United States of America. The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease, license and operate its assets and real properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus except for such authorizations, approvals, consents, orders, licenses, certificates and permits the absence of which would not have a material adverse effect upon the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company; and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus.

                 4.5 Each corporate subsidiary of the Company and its subsidiaries, each of which is named in Schedule I to this Agreement (each, a "Corporate Subsidiary"), has





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         been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each Corporate Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or real properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases real property) except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise. Each Corporate Subsidiary has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease, license and operate its assets and real properties and conduct its business as now being conducted except for such authorizations, approvals, consents, orders, licenses, certificates and permits the absence of which would not have a material adverse effect upon the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise; and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each Corporate Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                 4.6 Each partnership in which the Company or its subsidiaries owns a general or limited partnership interest, each of which is named in Schedule II to this Agreement (each, a "Partnership Subsidiary"), has been duly formed and is validly existing as a limited or general partnership in good standing under the laws of the jurisdiction of its formation. Each Partnership Subsidiary is duly qualified and in good standing as a foreign partnership in each jurisdiction in which the character or location of its assets or real properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases real property) except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise. Each Partnership Subsidiary has all requisite partnership power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease, license and operate its assets and real properties and conduct its business as now being conducted except for such authorizations, approvals, consents, orders, licenses, certificates and permits the absence of which would not have a material adverse effect upon the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise; and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus. The partnership agreement of each Partnership Subsidiary





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         is in full force and effect and all partnership interests in each such
         Partnership Subsidiary held by the Company, directly or through subsidiaries, are owned as described in the Prospectus, in each case, except for security interests granted to support the Company's operating line of credit or requests for additional capital pursuant to any partnership agreement, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                 4.7 Each limited liability company in which the Company or its subsidiaries owns a member interest, each of which is named in
         Schedule III to this Agreement (each, a "Limited Liability Subsidiary"), has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation. Each Limited Liability Subsidiary is duly qualified and in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its assets or real properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases real property) except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise. Each Limited Liability Subsidiary has all requisite organizational power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease, license and operate its assets and real properties and conduct its business as now being conducted except for such authorizations, approvals, consents, orders, licenses, certificates and permits the absence of which would not have a material adverse effect upon the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise; and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus. The limited liability company agreement of each Limited Liability Subsidiary is in full force and effect and all member interests in each such Limited Liability Subsidiary held by the Company, directly or through subsidiaries, are owned as described in the Prospectus, in each case, except for security interests granted to support the Company's operating line of credit, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                 4.8 The Company and its subsidiaries own or possess adequate rights to use the AmeriHost Inn trademark and trade name and all other trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights (collectively, "Intangibles") necessary for the conduct of their businesses as now being conducted and as described in the Registration Statement and the Prospectus. Neither the Company nor any of its subsidiaries has infringed, is infringing or has received any notice of infringement on any Intangible of any other person that will have a material adverse effect upon the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and





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         its subsidiaries considered as one enterprise and the Company does not know of any basis therefor.

                 4.9 The Company and its subsidiaries have good title to each of the items of personal property which are reflected in the financial statements referred to in Section 4.2 or are referred to in the Registration Statement and the Prospectus as being owned by the Company and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by the Company, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect upon the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise.

                 4.10 The Company and its subsidiaries have good and marketable title to, or valid and enforceable leasehold interests in, all hotels and the properties on which they are located, as described in the Registration Statement and the Prospectus, owned by the Company and its subsidiaries, free and clear of all liens, charges, encumbrances or restrictions, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect upon the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise; the use and occupancy of each of the hotels owned by the Company and its subsidiaries comply in all material respects with all applicable codes and zoning laws and regulations other than those the noncompliance with which would not have a material adverse effect upon the assets or real properties, business, results of operations or condition (financial or otherwise) of the Company; neither the Company nor any of its subsidiaries has any knowledge of any pending or threatened condemnation or zoning change that will in any material manner affect the size of, use of, improvements on, construction on, or access to any of the hotels owned by the Company or any of its subsidiaries or which would have a material adverse effect upon the proposed use of such hotel; and neither the Company nor any of its subsidiaries has any knowledge of any pending or threatened proceeding or action that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the hotels owned by the Company or any of its subsidiaries.

                 4.11 Title insurance in favor of the mortgagee and the Company is maintained with respect to each of the hotels owned by the Company and its subsidiaries, other than those hotels held through leasehold interests, in an amount at least equal to the greater of (i) the cost of acquisition of such real property and (ii) the cost of construction of the improvements located on such real property (measured at the time of such construction).

                 4.12 The mortgages and deeds of trust encumbering the real properties and assets described in the Prospectus are not convertible into shares of Common Stock or other equity interest in the Company nor does the Company hold a participating interest therein.





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                 4.13     For each hotel described in the Prospectus as "under
         development," the Company has an option or an agreement to purchase the underlying real property and has a commitment for the debt financing necessary to effect the construction of the hotel; and, to the Company's knowledge, the Company and its subsidiaries will upon acquisition of the underlying real property receive good and marketable title to such real property, free and clear of all liens, charges, encumbrances or restrictions, other than the mortgages obtained by the Company or any of its subsidiaries to finance the purchase of such hotel and those that would not be material in relation to the business of the Company and its subsidiaries considered as one enterprise. For each hotel described in the Prospectus as "under construction," the Company has secured the debt financing necessary to effect the construction of the hotel and has received approval of all governmental or regulatory bodies for all requisite construction and zoning permits; and the Company and its subsidiaries have, or, to the Company's knowledge, will upon acquisition of the underlying real property to such hotel receive, good and marketable title to such real property, free and clear of all liens, charges, encumbrances or restrictions, other than the mortgages obtained by the Company or any of its subsidiaries to finance the purchase of such hotel and those that would not be material in relation to the business of the Company and its subsidiaries considered as one enterprise. The Company has obtained, or will obtain, and will maintain title insurance in favor of the Company and its subsidiaries on the underlying real property to each hotel under development or under construction, not later than the time that debt financing necessary to effect the construction of such hotel is secured, in an amount at least equal to the cost of the acquisition of such real property. To the knowledge of the Company: (i) the intended use and occupancy of each hotel described in the Prospectus as under development or under construction complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the ability of the Company to develop, construct and own each such hotel; and (ii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect adversely affect the size of, use of, improvements on, construction on, or access to each such hotel under development or under construction.

                 4.14 There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's knowledge, threatened (and the Company does not know of any basis therefor) against, or involving the assets, real properties or business of, the Company or any of its subsidiaries which would materially adversely affect the business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise.

                 4.15 Except as disclosed in the Prospectus, to the Company's knowledge, after due inquiry, (i) there are not present on any of the real properties owned, or under development or under construction, by the Company any hazardous substances, hazardous materials, toxic substances, asbestos or waste materials (collectively, "Hazardous Materials"), (ii) there have not occurred or are presently occurring from any of such real properties any unlawful spills, releases, discharges or disposal of Hazardous





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         Materials, and (iii) all such real properties are in compliance with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which presence, occurrence or failure would not have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise. The Company has caused Phase I Environmental Surveys to be completed with respect to each of the real properties owned by the Company and its subsidiaries or listed on Schedule IV to this Agreement and has delivered copies of all such Environmental Surveys to the Placement Agent.

                 4.16 Property and casualty insurance in favor of the Company is maintained with respect to each of the real properties owned by the Company and its subsidiaries, and will be obtained and maintained with respect to each of the real properties containing a hotel under development or under construction, in an amount and on such terms as are reasonable and customary for businesses of this type.

                 4.17 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or real properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its assets, businesses or real properties (whether owned or leased) from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor any of its subsidiaries has undertaken any material liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business.

                 4.18 There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each such contract of the Company or any of its subsidiaries described in the Prospectus or listed as exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or any of its subsidiaries, as the case may be, in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company or any of its subsidiaries nor, to the Company's knowledge, any other party is in material default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or real properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise. No default exists, and no event has occurred which with notice or lapse of





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         time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its subsidiaries of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or their real properties or businesses may be bound or affected, which default or event would have a material adverse effect on the assets or real properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise.

                 4.19 Neither the Company nor any of its subsidiaries is in violation of any term or provision of their respective charters, by-laws, partnership agreements or limited liability company agreements or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or real properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise.

                 4.20 Neither the execution, delivery and performance of this Agreement or the Escrow Agreement by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any real properties or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their real properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter, by-laws, partnership agreement or limited liability company agreement of the Company or any of its subsidiaries, as applicable, except for such consents or waivers which have already been obtained and are in full force and effect.

                 4.21 The Company has an authorized, issued and outstanding capital stock as set forth under the caption "Description of Capital Stock" in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, or exercisable or exchangeable for, such capital stock. The Common

         Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                 4.22 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described or referred to therein, the Company has not (i) issued any securities or incurred any material liability or obligation, direct or contingent, except such liabilities or obligations incurred in the ordinary course of business, including, without limitation, debt financing to acquire real properties and to construct hotels thereon; (ii) entered into any material transaction not in the ordinary course of business; or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

                 4.23 Except as disclosed in the Prospectus, no holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement. The Company and each of its executive officers and directors have delivered to the Placement Agent their enforceable written agreement that, for a period of 120 days after the date of this Agreement, each such party will not, except for grants or issuances by the Company of stock options pursuant to its stock option plans, and transfers to the Company of Common Stock in payment for any indebtedness collaterized by such Common Stock issuances by the Company of Common Stock upon the exercise of stock options and warrants previously granted by the Company or upon the exchange of outstanding equity interests in certain Partnership Subsidiaries and transfers to the Company of Common Stock in payment for any indebtedness collaterized by such Common Stock, without the prior written consent of the Placement Agent, sell, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into or exchangeable for any shares of Common Stock or any rights to purchase or acquire shares of Common Stock) owned by them.

                 4.24 All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

                 4.25 Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the issuance and sale of the Shares by the Company (except such as may be required under the Securities Act, such as may be necessary to qualify the Shares for inclusion in the Offering by the Placement Agent under state securities laws or such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or by the National Association of Securities Dealers Automated Quotation ("Nasdaq")

         National Market, if any) has been obtained or made and is in full force and effect. The Shares are included for quotation on the Nasdaq National Market.

                 4.26 Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or its subsidiaries, is any such dispute threatened, which dispute would have a material adverse effect on the assets or real properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise.

                 4.27 No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

                 4.28 The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

                 4.29 The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns to be due on or prior to the date hereof and all assessments received by them to the extent that the same are material and have become due.

                 4.30 The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 4.31 The Company has complied with all of the requirements and filed the required forms as specified in Florida Statutes Section 517.075.

                 5. Conditions of the Placement Agent's Obligations. The obligations of the Placement Agent under this Agreement are subject to each of the following terms and conditions:

                 5.1 The Prospectus shall have been timely filed with the Commission in accordance with Section 6.1.1 of this Agreement.

                 5.2 No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Placement Agent.

                 5.3 The representations and warranties of the Company contained in this Agreement shall be true and correct in all material aspects when made and on and as of the Closing Date as if made on such date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the Closing Date.

                 5.4 The Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of the chief executive officer or the chief financial officer of the Company, to the effect that such person has carefully examined the Registration Statement, the Prospectus, this Agreement and the Escrow Agreement and that the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to the Closing Date.

                 5.5 The Placement Agent shall have received on the Effective Date, at the time this Agreement is executed and on the Closing Date, a letter or letters signed by BDO Seidman, LLP, addressed to the Placement Agent and dated, respectively, the Effective Date, the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, as to their status as independent accountants within the meaning of the Securities Act and the Rules, the information in the Registration Statement in response to Item 10 of Form S-2 under the Securities Act and matters relating to the financial statements and other financial and statistical information included in the Registration Statement and the Prospectus.

                 5.6 The Placement Agent shall have received on the Closing Date from McDermott, Will & Emery, counsel for the Company, an opinion, addressed to the Placement Agent and dated the Closing Date, and stating in effect that:

                          5.6.1 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction listed on Schedule V to this Agreement; and the Company has all requisite corporate power to own, lease, license and operate its assets and real properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

                          5.6.2 Each Corporate Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; each Corporate Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction listed on Schedule I to this Agreement; each Corporate Subsidiary has all requisite corporate power and authority to own, lease, license and operate its assets and real properties and conduct its business as now being conducted; and all of the issued and outstanding capital stock of each Corporate Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries.

                          5.6.3 Each Partnership Subsidiary has been duly formed and is validly existing as a limited or general partnership in good standing under the laws of the jurisdiction of its formation; each Partnership Subsidiary is duly qualified and in good standing as a foreign partnership in each jurisdiction listed on Schedule II to this Agreement; the partnership agreement of each Partnership Subsidiary is in full force and effect; each Partnership Subsidiary has all requisite partnership power and authority to own, lease, license and operate its assets and real properties and conduct its business as now being conducted; and all partnership interests in each such Partnership Subsidiary held by the Company, directly or through subsidiaries, are owned as described in the Prospectus.

                          5.6.4 Each Limited Liability Subsidiary has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation; each Limited Liability Subsidiary is duly qualified and in good standing as a foreign limited liability company in each jurisdiction listed on Schedule III to this Agreement; the limited liability company agreement of each Limited Liability Subsidiary is in full force and effect; each Limited Liability Subsidiary has all requisite organizational power and authority to own, lease, license and operate its assets and real properties and conduct its business as now being conducted; and all member interests in any such Limited Liability Subsidiary held by the Company, directly or through subsidiaries, are owned as described in the Prospectus.

                          5.6.5 The Company has authorized and issued capital stock as set forth under the caption "Description of Capital Stock" in the Prospectus; the certificates evidencing the Shares are in due and proper legal form; all of the outstanding shares of Common Stock have been duly and validly authorized and have been duly and validly issued; and all of the outstanding shares of Common Stock are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares when issued and sold pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right issued by the Company calling for the issuance of, and, to the knowledge of such counsel, no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, exercisable for, or exchangeable for capital stock of the Company. The descriptions of the Common Stock and the Shares contained in the Registration Statement and the Prospectus conform to the Company's Restated Certificate of Incorporation, as amended.

                          5.6.6 All contracts, instruments or other documents referred to in the Registration Statement and the Prospectus are fairly summarized or disclosed therein, and filed as exhibits thereto or incorporated by reference therein as required, and, to such counsel's knowledge, after due inquiry, no contract, instrument or other document required to be so summarized, disclosed, filed or incorporated, in whole or in part, by reference therein has not been so summarized, disclosed, filed or incorporated by reference therein. All statutes, legal or governmental proceedings, and all agreements and other documents required to be described in the Registration Statement (or incorporated by reference therein) have been so described.

                          5.6.7 The agreement of the Company that for a period of 120 days from the date of this Agreement the Company will not, except for grants or issuances by the Company of stock options pursuant to its stock option plans and issuances by the Company of Common Stock upon the exercise of stock options and warrants previously granted by the Company or upon the exchange of outstanding equity interests in certain Partnership Subsidiaries, without the Placement Agent's prior written consent, sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exchangeable for any shares of Common Stock or any rights to purchase or acquire shares of Common Stock) has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                          5.6.8 All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement and the issuance and sale of the Shares.

                          5.6.9   Neither the execution, delivery and
                 performance of this Agreement or the Escrow Agreement by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any real properties or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, note, franchise, license, permit, or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which it or any of their respective real properties or businesses is bound, or any judgment, decree, order, statute, rule or regulation applicable to the business or assets of the Company or any of its subsidiaries (other than blue sky) or violate any provision of their respective charters, by-laws, partnership agreements or limited liability company agreements.

                          5.6.10 No consent, approval, authorization or order of any court or governmental agency or body is required for the performance by the Company of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and from the NASD and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Placement Agent (as to which such counsel need express no opinion).

                          5.6.11 To such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending against the Company or any of its subsidiaries which would have a material adverse effect upon the assets or real properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise.

                          5.6.12 The Registration Statement, the Prospectus, each of the documents incorporated by reference in the Prospectus at the time filed and each amendment or supplement thereto (except for the financial statements and notes and schedules and other financial and statistical information included or incorporated by reference therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder, as the case may be.

                          5.6.13 The Registration Statement has become effective under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending.

                          5.6.14 The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Placement Agent as to matters which are governed by laws other than the laws of the State of Illinois, the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States; provided, however, that such counsel shall state that in their opinion that they believe the Placement Agent and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Placement Agent and counsel for the Placement Agent.

                 In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Placement Agent and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which cause such counsel to believe that (i) the Registration Statement or any post-effective amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Prospectus as of its date, on the date any amendment or supplement to the Prospectus is filed with the Commission and on the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to the financial statements and schedules and other financial and statistical information included or incorporated by reference in the Registration Statement or the Prospectus).

                 5.7 All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agent and its counsel and the Placement Agent shall have received from Rogers & Wells a favorable opinion, addressed to the Placement Agent and dated the Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Placement Agent may reasonably request, and the Company shall have furnished to Rogers & Wells such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 5.8 The Placement Agent shall have received on the Closing Date a certificate, including exhibits thereto, addressed to the Placement Agent and dated on the Closing Date, of the Secretary or an Assistant Secretary of the Company, signed in such officer's capacity as such officer, as to the (i) certificate of incorporation and by-laws of the Company; (ii) resolutions authorizing the execution and delivery of the Registration Statement, this Agreement, the Escrow Agreement and the performance of the transactions contemplated by this Agreement, the Escrow Agreement, the Registration Statement, the Prospectus and the Offering; and (iii) incumbency of the person or persons authorized to execute and deliver the Registration Statement, this Agreement, the Escrow Agreement and any other documents contemplated by the Offering.

                 5.9 The Placement Agent shall have received on the Closing Date certificates of the Secretaries of State (or comparable officials) where each of the Company, the Corporate Subsidiaries, the Partnership Subsidiaries and the Limited Liability Subsidiaries are incorporated or organized (as the case may be) and those states listed in Schedules I, II, III and V, as to the good standing of each of the foregoing entities. In addition, the Placement Agent shall have received on the Closing Date a certificate, dated such Closing Date, of an executive officer of the Company to the effect that the signer of such certificate has reviewed and understands the provisions of Section 517.075 of the Florida Statutes, and represents that the Company has complied, and at all times will comply, with all provisions of Section 517.075 and further, that as of the Closing Date, neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

                 5.10 The Placement Agent shall have received on the Effective Date from the Company and each of its executive officers and directors their enforceable written agreement that, for a period of 120 days after the date of this Agreement, each such party will not, except for grants or issuances by the Company of stock options pursuant to its stock option plans, and transfers to the Company of Common Stock in payment for any indebtedness collaterized by such Common Stock issuances by the Company of Common Stock upon the exercise of stock options and warrants previously granted by the Company or upon the exchange of outstanding equity interests in certain Partnership Subsidiaries and transfers to the Company of Common Stock in payment for any indebtedness collaterized by such Common Stock, without the prior written consent of the Placement Agent, sell, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into or exchangeable for any shares of Common Stock or any rights to purchase or acquire shares of Common Stock) owned by them.

                 5.11 The Placement Agent and the Company shall have received on or prior to the Closing Date the written notification of the Escrow Agent that the Requisite Funds have been deposited in the Escrow Account.

                 6.       Covenants of the Company.

                 6.1      The Company covenants and agrees as follows:

                          6.1.1 The Company shall prepare the Prospectus in a form approved by the Placement Agent and file the Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Placement Agent (i) when any amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information; (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or amendment or supplement to the Prospectus unless the Company has furnished the Placement Agent a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Placement Agent reasonably objects. The Company shall use every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                          6.1.2 If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of Section 6.1.1, an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                          6.1.3 The Company shall make generally available to its security holders and to the Placement Agent as soon as practicable, but not later than 90 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs, an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                          6.1.4 The Company shall furnish to the Placement Agent and counsel for the Placement Agent, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and all amendments thereof and, so long as delivery of a prospectus by a Placement Agent or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Placement Agent may reasonably request.

                          6.1.5   The Company shall cooperate with the
                 Placement Agent and counsel for the Placement Agent in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Placement Agent may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, or as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                          6.1.6 For a period of five years after the date of this Agreement, the Company shall supply to the Placement Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and furnish to the Placement Agent a copy of each annual or other report it shall be required to file with the Commission.

                          6.1.7 Without the prior written consent of the Placement Agent, for a period of 120 days after the date of this Agreement, the Company shall not, directly or indirectly, issue, offer, sell or register with the Commission, or otherwise encumber or dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for (i) the issuance of the Shares pursuant to the Registration Statement; (ii) the grant or issuance of stock options pursuant to the Company's stock option plans; (iii) the issuance of Common Stock pursuant to the exercise of outstanding stock options or warrants previously granted by the Company; or (iv) the issuance of Common Stock pursuant to the exchange of outstanding equity interests in certain Partnership Subsidiaries.

                 6.2 The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the Offering and the performance of the obligations of the Company under this Agreement, including, but not limited to, those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Placement Agent; (iii) the registration or qualification of the Shares for offer and sale under the securities laws of the various jurisdictions referred to in Section 6.1.5, including the reasonable fees and disbursements of counsel for the Placement Agent in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary securities memoranda; (iv) the furnishing (including cost of shipping and mailing) to the Placement Agent of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the Offering and the sale of the Shares by the Placement Agent; (v) the filing fees of the NASD in connection with its review of the terms of the Offering; (vi) the furnishing (including costs of shipping and mailing) to the Placement Agent of copies of all reports and information required by Section 6.1.6; (vii) inclusion of the Shares for quotation on the Nasdaq National Market;
         (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company; and (ix) the fees of the Escrow Agent. In addition, on the Closing Date, the Company shall pay the Placement Agent $________ for non-accountable expenses incurred in connection with the Offering.

                 7.       Indemnification.

                 7.1 The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or
         Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Placement Agent (or any person controlling the Placement Agent) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by the Placement Agent if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 7.2 The Placement Agent agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the paragraphs relating to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Plan of Distribution" in the Prospectus; provided, however, that the obligation of the Placement Agent to indemnify the Company
         (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from the Offering.

                 7.3 Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7.1 or 7.2 shall be available to any party who shall fail to give notice as provided in this Section 7.3 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

                 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7.1 is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the Offering or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same proportion as (i) the total proceeds from the Offering (net of the placement fee but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (ii) the placement fee received by the Placement Agent, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Placement Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall the Placement Agent be liable or responsible for any amount in excess of the placement fee received by it in connection with the Offering and (ii) the Company shall be liable and responsible for any amount in excess of such placement fee; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company (including the director nominee) shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

                 9.       Termination.

                 9.1 This Agreement may be terminated with respect to the Offering by the Placement Agent by notifying the Company at any time,

                          (i) in the absolute discretion of the Placement Agent at or before the Closing Date: (a) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Placement Agent will in the future materially disrupt, the securities markets; (b) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United

                 States is such as to make it, in the judgment of the Placement Agent, inadvisable to proceed with the Offering; (c) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Placement Agent, inadvisable or impracticable to market the Shares; (d) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the NASD, or any other governmental or regulatory authority; or (e) if a banking moratorium has been declared by any state or federal authority, or

                          (ii)    at the Closing Date, that any of the
                 conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

                 9.2 If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Placement Agent, and the Placement Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Placement Agent because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Placement Agent for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel up to $____________) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder.

                 9.3 If this Agreement is terminated pursuant to any of its provisions, then all funds deposited in the Escrow Account shall be returned promptly to the Investors. In the event the Closing does not take place within 120 days of the Effective Date, this Agreement shall automatically terminate, and all funds deposited into the Escrow Account by the Investors shall be promptly returned to such Investors.

                 10. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Placement Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any indemnification made by or on behalf of the Placement Agent or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive the Closing. The provisions of Sections 6.2, 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

                 This Agreement has been and is made for the benefit of the Placement Agent and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Placement Agent or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Placement Agent merely because of such purchase.

                 All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Placement Agent, c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281,
Attention: Stephen Blank, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement among us.


                                              Very truly yours,

                                              AMERIHOST PROPERTIES, INC.


                                              By
                                               -------------------------------
                                                 Name:
                                                 Title:



Confirmed:

PLACEMENT AGENT

By:  OPPENHEIMER & CO., INC.


By
  ------------------------------
   Name:
   Title:

                                   SCHEDULE I

                 LIST OF CORPORATE SUBSIDIARIES OF THE COMPANY

Amerihost Development, Inc.
AmeriHost Inns of Illinois, Inc.
AmeriHost Inns of Michigan, Inc.
AmeriHost Inns of Ohio, Inc.
Amerihost International, Inc.
Amerihost Lodging Group, Inc.
Amerihost Management, Inc.
Amerihost Renovations, Inc.
Amerihost Staffing, Inc.
AP Equities of Arkansas, Inc.
AP Equities of Florida, Inc.
A.P. Equities of Indiana, Inc.
AP Equities of Ohio, Inc.
AP Hotels of California, Inc.
AP Hotels of Georgia, Inc.
AP Hotels of Illinois, Inc.
AP Hotels of Iowa, Inc.
AP Hotels of Kansas, Inc.
AP Hotels of Kentucky, Inc.
AP Hotels of Michigan, Inc.
AP Hotels of Mississippi, Inc.
AP Hotels of Missouri, Inc.
AP Hotels of Ohio, Inc.
AP Hotels of Pennsylvania, Inc.
AP Hotels of Texas, Inc.
AP Hotels of Vermont, Inc.                         (DE)
AP Hotels of Vermont, Inc.                         (VT)
AP Hotels of West Virginia, Inc.
AP Hotels of Wisconsin, Inc.
AP Lodging of Ohio, Inc.
AP Properties of Ohio, Inc.
API/Cloverdale, Inc.
API/Crawfordsville, Inc.
API/Marysville, Inc.
API/Plainfield, Inc.
API of Indiana, Inc.
API of Wisconsin, Inc.
Hammond Investors, Inc.
Niles, Illinois Hotel Corporation
Schiller Park Investors, Inc.
Shorewood Hotel Investments, Inc.
Shorewood Investors, Inc.

                                  SCHEDULE II

                LIST OF PARTNERSHIP SUBSIDIARIES OF THE COMPANY

Allen, TX 196 Limited Partnership
Altoona, PA 792 Limited Partnership
Amerihost De Mexico, S.A.
Amerihost Inn Hotel Investors L.P.I
Ann Arbor, MI 193 Limited Partnership
Athens Motel Association Limited Partnership
Athens Motel Association Limited Partnership II
Batesville, MS 595 Limited Partnership
Bowling Green, OH 590 Limited Partnership
Cloverdale, IN 588-1 Partnership                   (GP)
Crawfordsville, IN 888-2 Partnership               (GP)
Dayton, OH 1291 Limited Partnership
Delaware, OH 296 Limited Partnership
Elk Grove, IL 1292 General Partnership             (GP)
Euless, TX 1192 General Partnership                (GP)
Findlay, OH 391 Limited Partnership
Fort Myers, FL 992 Limited Partnership
Grand Blanc, MI 295 Limited Partnership
Grand Rapids, MI 896, Limited Partnership
Grove City, PA 896, L.P.
Hammond, IN 490 Partnership                        (GP)
Jacksonville, IL 995 Limited Partnership
Kenosha, WI 193 General Partnership                (GP)
Kent 2-89 Partnership                              (GP)
Kenton, OH 1095 Limited Partnership
Lancaster, OH 1191 Limited Partnership
Logan, OH 692 Limited Partnership
Macomb, IL 994 Limited Partnership
Mansfield, OH 993 General Partnership              (GP)
Marysville, OH 589-3 Partnership                   (GP)
Metropolis, IL 1292 Limited Partnership
Middletown, OH 592 Limited Partnership
Mineral Wells, WVA 196 Limited Partnership
Monroe, MI 896, Limited Partnership
Mosinee Airport Inn General Partnership            (GP)
Murray, KY 695 Limited Partnership
New Martinsville, WVA 695 Limited Partnership
New Philadelphia, OH 1092 Limited Partnership
Niles 1290 Hotel Partnership                       (GP)
Oil City, PA 1192 Limited Partnership
Plainfield, IN 989-4 Partnership                   (GP)
Plainfield II IN 192-5 Partnership                 (GP)

Port Huron, MI 896, Limited Partnership
Portage 691 Limited Partnership
San Marcos, TX 896 L.P.
Schiller Park 1288 Limited Partnership
Shorewood 689 Limited Partnership
Sullivan Motel Associates, Ltd.
Tuscola, IL 593 Limited Partnership
Vicksburg, MS 694-711 Partnership                  (GP)
Washington C.H., OH 194 Limited Partnership
White River Junction, VT 393 Limited Partnership
Zanesville, OH 695 Limited Partnership
Zanesville, OH 1190 Partnership                    (GP)

                                  SCHEDULE III

             LIST OF LIMITED LIABILITY SUBSIDIARIES OF THE COMPANY


Ashland, OH 1095 Ltd.
AMALP II 696 Ltd.
Effingham, IL 796 L.L.C.
Green Bay, WI 1195 L.L.C.
Grove City, PA 696 LLC
Hammond Hotel L.L.C.
Jeffersonville, OH 695 Ltd.
Marshall, MI 196 L.L.C.
Muskegon, MI 596 L.L.C.

                                  SCHEDULE IV

      LIST OF CERTAIN PROPERTIES SUBJECT TO PHASE I ENVIRONMENTAL SURVEYS

                                   SCHEDULE V

                  LIST OF FOREIGN JURISDICTIONS OF THE COMPANY